Exhibit 99.1

Vivid Seats Reports Third Quarter 2024 Results

Disciplined Execution with Synergy Realization and New Product Roll-outs

CHICAGO, IL – November 7, 2024 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats” or “we”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the third quarter ended September 30, 2024.

"Demand remained robust in the third quarter, although we experienced a headwind from concert supply, including from venue and artist mix, that we believe to be temporary," said Stan Chia, Vivid Seats CEO. "We expect industry growth to accelerate in 2025 as concerts return to their long-term trend. In the third quarter, we operated with discipline and delivered strong unit economics, while executing strongly and generating synergies with our Vegas.com acquisition through both cross-listed inventory and by converting Vegas.com customers to Vivid Seats customers. Lastly, we are excited to announce that Skybox Drive has exited its beta phase and we are already in the process of onboarding more than one hundred users, with hundreds more on our waitlist. As we ramp adoption, the innovative pricing functionality of Skybox Drive will further enforce the stickiness of Skybox and fortify our already leading position with professional sellers."

Third Quarter 2024 Key Operational and Financial Metrics

•
Marketplace GOV of $871.7 million – down 13% from $998.9 million in Q3 2023
•
Revenues of $186.6 million – down 1% from $188.1 million in Q3 2023
•
Net income of $9.2 million – down 43% from $16.0 million in Q3 2023
•
Adjusted EBITDA of $34.1 million – up 2% from $33.4 million in Q3 2023

"Despite a decline in Marketplace GOV in the third quarter, we held year-over-year revenues roughly flat and grew Adjusted EBITDA through disciplined execution while maintaining our strong unit economics," said Lawrence Fey, Vivid Seats CFO. "Given third quarter concert supply dynamics and expected marketing intensity in the fourth quarter, we are revising our 2024 guidance. As more concert tour announcements come out over the coming weeks, we will gain visibility into the 2025 concert calendar, where we currently anticipate a return to healthy growth."

Key Performance Indicators ('000s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Marketplace GOV(1)	$871,726	$998,933	$2,898,269	$2,808,200
Total Marketplace orders(2)	2,969	3,022	8,943	7,924
Total Resale orders(3)	116	110	316	273
Adjusted EBITDA(4)	$34,077	$33,367	$117,172	$106,879

(1)
Marketplace Gross Order Value ("Marketplace GOV") represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes and net of cancellations that occurred during that period. During the three and nine months ended September 30, 2024, Marketplace GOV was negatively impacted by cancellations in the amount of $35.4 million and $74.9 million, respectively, compared to $10.1 million and $33.9 million during the three and nine months ended September 30, 2023, respectively.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform in a period, net of cancellations that occurred during that period. During the three and nine months ended September 30, 2024, our Marketplace segment experienced 77,012 and 179,453 cancellations, respectively, compared to 28,203 and 78,034 cancellations during the three and nine months ended September 30, 2023, respectively.
(3)
Total Resale orders represents the volume of Resale segment orders in a period, net of cancellations that occurred during that period. During the three and nine months ended September 30, 2024, our Resale segment experienced 2,411 and 4,494 cancellations, respectively, compared to 851 and 2,363 cancellations during the three and nine months ended September 30, 2023, respectively.
(4)
Adjusted EBITDA is a financial measure not defined under accounting principles generally accepted in the United States of America ("US GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance. See the Use of Non-GAAP Financial Measures section below for more information and a reconciliation of Adjusted EBITDA to its most directly comparable US GAAP measure.

2024 Financial Outlook

Vivid Seats now anticipates Marketplace GOV, revenues and Adjusted EBITDA for the year ending December 31, 2024 to be:

•
Marketplace GOV in the range of $3.8 to $4.0 billion (previously $4.0 to $4.3 billion)
•
Revenues in the range of $760.0 to $780.0 million (previously $810.0 to $830.0 million)
•
Adjusted EBITDA in the range of $145.0 to $155.0 million (previously $160.0 to $170.0 million)*

Additional detail around the 2024 outlook will be available on the third quarter 2024 earnings call.

*We calculate forward-looking Adjusted EBITDA based on internal forecasts that omit certain information that would be included in forward-looking net income, the most directly comparable US GAAP measure. We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income because the timing and/or probable significance of certain excluded items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Such items could have a significant and unpredictable impact on our future US GAAP financial results.

Webcast Details

Vivid Seats will host a webcast at 8:30 a.m. Eastern Time today to discuss the third quarter 2024 financial results, business updates and financial outlook. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live,” the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Vivid Seats also owns Vivid Picks, a daily fantasy sports app. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats has been recognized by Newsweek as one of America’s Best Companies for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling 866-848-8499.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release relate to, without limitation: our future operating results and financial position, including our expectations regarding Marketplace GOV, revenues and Adjusted EBITDA; our expectations with respect to live event industry growth, concert supply and our TAM and competitive positioning; our business strategy; share repurchases and M&A opportunities; the adoption and benefits of Skybox Drive; and the plans and objectives of management for future operations. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that can be difficult to predict and/or outside of our control. Therefore, actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: our ability to generate sufficient cash flows or to raise additional capital when necessary or desirable; the supply and demand of live concert, sporting and theater events; our ability to maintain and develop our relationships with ticket buyers, sellers and partners; changes in internet search engine algorithms and dynamics, search engine disintermediation or mobile application marketplace rules; our ability to compete in the ticketing industry; our ability to continue to maintain and improve our platform and develop successful new solutions and enhancements or improve existing ones; the impact of extraordinary events, including disease epidemics and pandemics; our ability to identify suitable acquisition targets and to complete planned acquisitions; the impact of our acquisitions and strategic investments, including our integration of Wavedash Co., Ltd. and Vegas.com, LLC; the effects of any recession and/or heightened inflation; our ability to maintain the integrity of our information systems and infrastructure, and to identify, assess and manage relevant cybersecurity risks; and other factors discussed in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on

Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Kate Africk

Kate.Africk@vividseats.com

Media

Julia Young

Julia.Young@vividseats.com

VIVID SEATS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data) (Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$202,274	$125,484
Restricted cash	6,187	6,950
Accounts receivable – net	65,306	58,481
Inventory – net	22,254	21,018
Prepaid expenses and other current assets	29,899	34,061
Total current assets	325,920	245,994
Property and equipment – net	9,589	10,156
Right-of-use assets – net	9,344	9,826
Intangible assets – net	225,128	241,155
Goodwill	946,857	947,359
Deferred tax assets	81,245	85,564
Investments	7,152	6,993
Other non-current assets	5,356	3,052
Total assets	$1,610,591	$1,550,099
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Accounts payable	$224,328	$257,514
Accrued expenses and other current liabilities	159,781	191,642
Deferred revenue	24,632	34,674
Current maturities of long-term debt	3,950	3,933
Total current liabilities	412,691	487,763
Long-term debt – net	385,730	264,632
Long-term lease liabilities	15,803	16,215
TRA liability	162,233	165,699
Other liabilities	22,659	29,031
Total long-term liabilities	586,425	475,577
Commitments and contingencies
Redeemable noncontrolling interests	282,033	481,742
Shareholders' equity
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 142,866,611 and 141,167,311 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	14	14
Class B common stock, $0.0001 par value; 250,000,000 shares authorized, 76,225,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	8	8
Additional paid-in capital	1,333,518	1,096,430
Treasury stock, at cost, 11,433,749 and 7,291,497 shares at September 30, 2024 and December 31, 2023, respectively	(75,584)	(52,586)
Accumulated deficit	(929,284)	(939,596)
Accumulated other comprehensive income	770	747
Total shareholders' equity	329,442	105,017
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$1,610,591	$1,550,099

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$186,605	$188,133	$575,773	$514,576
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	51,029	50,462	149,377	130,838
Marketing and selling	67,835	77,006	205,695	196,970
General and administrative	46,306	37,225	149,725	107,921
Depreciation and amortization	10,669	3,301	31,654	8,603
Change in fair value of contingent consideration	—	20	—	(998)
Income from operations	10,766	20,119	39,322	71,242
Other expense (income):
Interest expense – net	6,300	2,544	16,706	8,596
Other income	(9,020)	(1,038)	(3,236)	(365)
Income before income taxes	13,486	18,613	25,852	63,011
Income tax expense (benefit)	4,290	2,595	7,136	(21,605)
Net income	9,196	16,018	18,716	84,616
Net income attributable to redeemable noncontrolling interests	3,900	9,341	8,405	35,045
Net income attributable to Class A common stockholders	$5,296	$6,677	$10,311	$49,571

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$18,716	$84,616
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	31,654	8,603
Amortization of leases	1,379	467
Amortization of deferred financing costs	718	688
Equity-based compensation	38,284	20,488
Change in fair value of warrants	(5,713)	(991)
Loss on asset disposals	160	51
Deferred taxes	3,378	(22,678)
Change in fair value of derivative asset	537	83
Non-cash interest income	(442)	(125)
Foreign currency revaluation loss	266	542
Change in fair value of contingent consideration	—	(998)
Change in assets and liabilities:
Accounts receivable – net	(6,879)	(26,147)
Inventory – net	(1,234)	(8,702)
Prepaid expenses and other current assets	4,164	(19,239)
Accounts payable	(33,113)	50,484
Accrued expenses and other current liabilities	(35,140)	18,415
Deferred revenue	(10,042)	2,464
Other non-current assets and liabilities	(558)	6,365
Net cash provided by operating activities	6,135	114,386
Cash flows from investing activities
Purchases of property and equipment	(767)	(785)
Purchases of personal seat licenses	(737)	(542)
Investments in developed technology	(14,334)	(7,770)
Disbursement of 2024 Sponsorship Loan	(2,000)	—
Acquisition of business, net of cash acquired	—	(55,935)
Investments in convertible promissory note and warrant	—	(6,000)
Net cash used in investing activities	(17,838)	(71,032)
Cash flows from financing activities
Payments of February 2022 First Lien Loan	(689)	(2,063)
Repurchases of common stock as treasury stock	(22,998)	(7,612)
Tax distributions	(9,253)	(11,016)
Payments of Shoko Chukin Bank Loan	(2,655)	—
Payments of taxes related to net settlement of equity incentive awards	(645)	—
Proceeds from June 2024 First Lien Loan	125,500	—
Payments of deferred financing costs and other debt-related costs	(315)	—
Payment of liabilities under Tax Receivable Agreement	(77)	—
Payments of June 2024 First Lien Loan	(987)	—
Cash paid for milestone payments	—	(6,005)
Net cash provided by (used in) financing activities	87,881	(26,696)
Impact of foreign exchange on cash, cash equivalents, and restricted cash	(151)	786
Net increase in cash, cash equivalents, and restricted cash	76,027	17,444
Cash, cash equivalents, and restricted cash – beginning of period	132,434	252,290
Cash, cash equivalents, and restricted cash – end of period	$208,461	$269,734

VIVID SEATS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,728	$13,250
Cash paid for income tax	$5,144	$401

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP financial measure, because it is a measure frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results because it excludes the impact of items that are outside of our control or not reflective of ongoing performance related directly to the operation of our business.

Adjusted EBITDA is a key measure used by our management team internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for making period-to-period comparisons of our business performance and highlighting trends in our operating results.

Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP. Adjusted EBITDA does not reflect all amounts associated with our operating results as determined in accordance with US GAAP and may exclude recurring costs, such as interest expense – net, equity-based compensation, litigation, settlements and related costs, change in fair value of warrants, change in fair value of derivative assets and foreign currency revaluation losses (gains). In addition, other companies may calculate Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative tool. We compensate for these limitations by providing specific information regarding the US GAAP amounts excluded from Adjusted EBITDA.

The following table provides a reconciliation of Adjusted EBITDA to its most directly comparable US GAAP measure, net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$9,196	$16,018	$18,716	$84,616
Income tax expense (benefit)	4,290	2,595	7,136	(21,605)
Interest expense – net	6,300	2,544	16,706	8,596
Depreciation and amortization	10,669	3,301	31,654	8,603
Sales tax liability(1)	526	—	2,613	—
Transaction costs(2)	1,243	2,290	6,649	7,234
Equity-based compensation(3)	10,685	7,578	38,284	20,488
Litigation, settlements and related costs(4)	157	26	164	260
Change in fair value of warrants(5)	(3,952)	(1,664)	(5,713)	(991)
Change in fair value of derivative asset(6)	456	83	537	83
Change in fair value of contingent consideration(7)	—	20	—	(998)
Loss on asset disposals(8)	38	34	160	51
Foreign currency revaluation losses (gains)(9)	(5,531)	542	266	542
Adjusted EBITDA	$34,077	$33,367	$117,172	$106,879
(1)
We have historically incurred sales tax expense in jurisdictions where we expected to collect and remit indirect taxes, but were not yet collecting from customers. During the three and nine months ended September 30, 2024, we accrued for additional sales and indirect tax liabilities in jurisdictions where we are not yet collecting from customers and settled certain local admission tax liabilities for less than the amount that was accrued as of December 31, 2023.
(2)
Relates to legal, accounting, tax and other professional fees; personnel-related costs, which consist of retention bonuses; integration costs; and other transaction-related expenses. Costs in the three and nine months ended September 30, 2024 primarily related to the refinancing of our first lien loan, share repurchases, acquisitions and strategic investments. Costs in the three and nine months ended September 30, 2023 primarily related to a secondary offering of our Class A common stock, acquisitions and strategic investments.

(3)
Relates to equity granted pursuant to our 2021 Incentive Award Plan, as amended, and profits interests issued prior to our merger transaction with Horizon Acquisition Corporation (the “Merger Transaction”), neither of which are considered indicative of our core operating performance.
(4)
Relates to external legal costs, settlement costs and insurance recoveries that were unrelated to our core business operations.
(5)
Relates to the revaluation of warrants to purchase common units of Hoya Intermediate, LLC held by Hoya Topco, LLC following the Merger Transaction.
(6)
Relates to the revaluation of derivatives recorded at fair value.
(7)
Relates to the revaluation of Vivid Picks cash earnouts.
(8)
Relates to asset disposals, which are not considered indicative of our core operating performance.
(9)
Relates to unrealized foreign currency revaluation losses (gains) from the remeasurement of non-operating assets and liabilities denominated in non-functional currencies on the balance sheet date.